SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  ------------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



        Date of Report (date of earliest event reported): June 19, 2001


                        LUCAS EDUCATIONAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)

            0-24374                                        62-1690722
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    (Commission File Number)                   (IRS Employer Identification No.)


                2591 Dallas Parkway, Suite 102, Frisco, TX 75034
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               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (469) 633-0100


                        5600 Woodspring, Plano, TX 75093
              (Former name, former address and former fiscal year,
                         if changed since last report)

ITEM 1. CHANGES IN CONTROL OF REGISTRANT


On June 19, 2001 pursuant to a stock purchase agreement dated May 24, 2001, Halter Capital Corporation purchased 1,687,178 shares of the Company's common stock from J.D. Young, Mark C. Milgrom Living Trust UYA 11/13/1996 and Mike Herubin & Margaret Herubin as Joint Tennants, representing approximately 50.5% of the Company's issued and outstanding shares of common stock. Simultaneoulsy with the purchase, the current officers and directors of the Registrant resigned and the following two persons were elected to replace them: Kevin B. Halter, President and Director, Kevin Halter Jr., Secretary and Director.

ITEM 6. RESIGNATION OF DIRECTORS

Jeffrey R. Gullo and J.D. Young, the directors of the Company together with Steven R. Crowell an officer of the Company resigned their respective positions and the following two persons were elected to replace them: Kevin B. Halter, President and Director, Kevin Halter Jr., Secretary and Director.


EXHIBITS

Exhibit No. 10.1 Stock Purchase Agreement dated May 24, 2001.



SIGNATURE


         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


LUCAS EDUCATIONAL SYSTEMS, INC.

By: /s/ Kevin B. Halter
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President (Chief Executive Officer), Director


By: /s/ Kevin Halter, Jr.
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Principal Financial Officer, Director




Dated: June 25, 2001